Exhibit 10.1
EXECUTION VERSION
$75,000,000
ALTRA HOLDINGS, INC.
2.75% Convertible Senior Notes due 2031
PURCHASE AGREEMENT
March 1, 2011
JEFFERIES & COMPANY, INC.
J.P. MORGAN SECURITIES LLC
      As Representatives of the Initial Purchasers listed in
      Schedule I hereto
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     Altra Holdings, Inc., a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agree with you as follows:
          1. Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the initial purchasers listed on Schedule I (the “Initial Purchasers”), for whom Jefferies & Company, Inc. (“Jefferies”) and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), $75,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2031 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of March 7, 2011, between the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $10,000,000 aggregate principal amount of its 2.75% Convertible Senior Notes due 2031 on the terms and conditions and for the purposes set forth in Section 2 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into duly and validly issued, fully paid and non-assessable shares of common stock, par value $.001 per share (the “Common Stock”), of the Company (such shares, the “Conversion Shares”) on the terms, and subject to the conditions, set forth in the Indenture. Capitalized terms used, but not defined herein shall have the meanings set forth in the “Description of the Notes” section of the Final Offering Memorandum (as hereinafter defined).
          The Securities will be offered and sold to the Initial Purchasers pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same are no longer required under the applicable requirements of the Act, the Securities shall bear the legends set forth under the “Notice to Investors” section of the final offering memorandum, dated the date hereof (including the information incorporated by reference therein, the “Final Offering Memorandum”). The Company has prepared (i) a preliminary offering memorandum, dated March 1, 2011, including the information incorporated by reference therein (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Term Sheet”) and (iii) the Final Offering Memorandum relating to the offer and sale of the

Securities (the “Offering”). “Offering Memorandum” means the Preliminary Offering Memorandum and any exhibits and schedules thereto, including all information incorporated by reference therein, as supplemented by the Pricing Term Sheet at 4:30 p.m. New York City time on the date hereof (the “Applicable Time”). No later than the second Business Day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum and from and after the time such Final Offering Memorandum is delivered to the Initial Purchasers, all references herein to the “Offering Memorandum” shall be deemed collectively to refer to (i) the Preliminary Offering Memorandum (as supplemented by the Pricing Term Sheet and any exhibits thereto) and (ii) the Final Offering Memorandum (and any amendment or supplement to either such document), including exhibits and schedules thereto. The Preliminary Offering Memorandum immediately prior to the Applicable Time, taken together with the Pricing Term Sheet, is referred to as the “Pricing Disclosure Package.”
          2. Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe to be (i) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Act, as such may be amended from time to time and (ii) non-U.S. persons permitted to purchase the Securities in offshore transactions in reliance upon Regulation S under the Act and in compliance with the laws applicable to such persons in jurisdictions outside the United States (each, a “Reg S Person” and, together with the QIBs, “Eligible Purchasers”).
          Pursuant to the Indenture, all existing and future Domestic Subsidiaries (as defined in the Indenture) of the Company shall fully and unconditionally guarantee, on a senior basis, to each holder of the Securities and the Trustee, the payment and performance of the Company’s obligations under the Indenture and the Securities (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”).
          This Agreement, the Indenture, the Securities and the Conversion Shares are collectively referred to herein as the “Documents” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”
          3. Purchase, Sale and Delivery.
(a)	On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Initial Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto, at a purchase price of 97.00% of the aggregate principal amount thereof.

(b)	The Company hereby grants to the Initial Purchasers an option to purchase up to $10,000,000 aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities. Such option is granted for the purpose of covering over-allotments in the sale of Initial Securities. The option will expire 13 days after the Initial Closing Date (as defined below) and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representatives, when the Option Securities are to be delivered.

(c)	Delivery to the Initial Purchasers of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York time, on March 7, 2011 (the “Initial Closing Date”) and delivery to the Initial Purchasers of and payment for any Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, the “Closing”) to be held at a time and place to be agreed by the Company and the Representatives (the “Option Closing Date” and, together with the Initial Closing Date, the “Closing Date”), in each case, at the New York City offices of Proskauer Rose LLP.
(d)	The Company shall deliver to the Initial Purchasers one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the applicable Closing Date. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchasers for inspection at the New York offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. New York time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the applicable Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.
          4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchasers that, as of the Applicable Time and as of the applicable Closing Date:
(a)	As of the Applicable Time, the Pricing Disclosure Package and the Final Offering Memorandum do not, and at the applicable Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 4(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum. For the purposes of this Agreement, the only information furnished in writing to the Company by the Initial Purchasers specifically for use in the Pricing Disclosure Package or the Final Offering Memorandum or any amendment or supplement thereto is the information set forth in the fifth sentence of the seventh paragraph and the first sentence of the tenth paragraph under the heading “Plan of Distribution” in the Offering Memorandum (such information, the “Furnished Information”). No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, in any jurisdiction. The Pricing Disclosure Package as of the Applicable Time and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of their respective dates, contained, and the Pricing Disclosure Package and the Offering Memorandum, as of the applicable Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.
(b)	The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(c). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the applicable Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in any Company Additional Written Communication, if any.
(c)	Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”). Each Subsidiary that is a Foreign Restricted Subsidiary (as defined in the Indenture) has an asterisk (“*”) next to its name on such schedule.
(d)	Each of the Company and its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as described in the Pricing Disclosure Package and in the Final Offering Memorandum and to own, lease and operate its properties and assets as described in the Pricing Disclosure Package and in the Final Offering Memorandum and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership, limited liability company or other entity, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents or (D) the consummation of the Transactions (each, a “Material Adverse Effect”).
(e)	All of the issued and outstanding shares of capital stock of or membership interests in, as the case may be, the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Pricing Disclosure Package and the Final Offering Memorandum (including the footnotes thereto) sets forth, as of its date, (i) the actual cash and cash equivalents and capitalization of the Company and the Subsidiaries on a consolidated basis and (ii) the adjusted cash and cash equivalents and capitalization of the Company and the Subsidiaries, on a consolidated basis, after giving effect to the offer and sale of the Securities, the application of the net proceeds therefrom, and the other transactions described in the Pricing Disclosure Package and the Final Offering Memorandum under the section entitled “Use of Proceeds.” Except as set forth in such table, immediately following the closing of the Offering, neither the Company nor any of the Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise, other than (A) liabilities that are reflected in the Financial Statements (as hereinafter defined) or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those described in the Pricing Disclosure Package and the Final Offering Memorandum or imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.
(f)	The Company and each of the Subsidiaries that are corporations have the requisite corporate power and authority, and each of the Subsidiaries that are limited partnerships or limited liability companies have all the requisite partnership or other power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.
(g)	This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. The Indenture has been duly and validly authorized by the Company and the Guarantors. The Indenture, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(h)	The Securities, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Securities have each been duly and validly authorized by the Company and, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and authenticated by the Trustee in accordance with the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(i)	The Guarantees have been duly and validly authorized by the Guarantors and, when executed by the Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j)	Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into the Conversion Shares in accordance with the terms of the Securities and the Conversion Shares have been duly reserved for issuance upon conversion of the Securities and have been duly and validly authorized by the Company and, when issued and delivered to holders of the Securities upon conversion of the Securities from time to time, the Conversion Shares will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with federal and state securities laws. None of the Conversion Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.
(k)	Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”). Neither the Company nor any of the Subsidiaries is (i) in violation of any federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, “Applicable Law”) of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) applicable to any of them or any of their respective properties, or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), except for such violations, breaches or defaults that have been irrevocably or permanently waived prior to the date of this Agreement or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness.
(l)	Neither the execution, delivery, issuance or performance of the Documents, as applicable, nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under, result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement or (iii) any Applicable Law, except for, with respect to clauses (ii) and (iii), any conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After consummation of the Offering and the Transactions, no Default or Event of Default under the Indenture will exist.
(m)	When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there are no related party transactions that would be required to be disclosed in the Pricing Disclosure Package and the Final Offering Memorandum if the Pricing Disclosure Package or the Final Offering Memorandum were a prospectus included in a Registration Statement on Form S-1 filed under the Act.
(n)	No consent, approval, authorization or order of any Governmental Authority or third party is required for the issuance and sale by the Company of the Securities to the Initial Purchasers, the issuance of the Conversion Shares or the consummation of the Transactions, except (i) such as have been obtained and such as may be required under state securities or “Blue Sky” laws or laws applicable in foreign jurisdictions (in relation to the purchase or sale of the Securities in such foreign jurisdictions) in connection with the purchase and resale of the Securities by the Initial Purchasers and the other Transactions, (ii) the listing of the Conversion Shares on Nasdaq and (iii) the approval of the Company’s stockholders of the issuance of the Conversion Shares.
(o)	Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Company, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Company is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.
(p)	The Company and its Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all Governmental Authorities presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as described in the Pricing Disclosure Package and the Final Offering Memorandum (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit that would individually or in the aggregate, have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such Permit, except as described in the Pricing Disclosure Package and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(q)	Each of the Company and its Subsidiaries has good and indefeasible title to all real property owned by it and good title to all personal property owned by it and good title to all leasehold estates in real and personal property being leased by it and, as of the applicable Closing Date, all such owned or leased real or personal property will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are legal, valid and binding obligations, other than as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, and are enforceable against each of the Company or such Subsidiary, as applicable, and are enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.
(r)	All Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). To the knowledge of the Company, after reasonable internal inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this

Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.
(s)	Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary for the conduct of its business and, as of the applicable Closing Date, such Intellectual Property will be free and clear of all Liens other than Permitted Liens. No claims or notices of any potential claim have been asserted in writing by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that would not, individually or in the aggregate, have a Material Adverse Effect). To the knowledge of the Company, the use of such Intellectual Property by the Company or any of the Subsidiaries will not infringe on the Intellectual Property rights of any other person.
(t)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, including the rules and regulations promulgated thereunder, and the statements contained in each such certification are complete and correct.
(u)	The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(v)	The audited consolidated financial statements and related notes of the Company contained in the Pricing Disclosure Package and the Final Offering Memorandum (the “Financial Statements”) present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with United States GAAP and the requirements of Regulation S-X of the Act. The financial data set forth under “Summary Selected Financial Data” included in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the consolidated financial position and results of operations of the Company as of the respective dates and for the respective periods indicated. All other financial, statistical, market and industry-related data included in the Pricing Disclosure Package and the Final Offering Memorandum are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate.
(w)	Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or development involving a prospective material adverse change, in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole in the aggregate (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the knowledge of the Company after reasonable internal inquiry, there is no event that is reasonably likely to occur, which would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.
(x)	No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any negative change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.
(y)	All indebtedness represented by the Securities is being incurred in good faith and for the purposes set forth in the “Use of Proceeds” section of the Pricing Disclosure Package and the Final Offering Memorandum. On the applicable Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom as indicated in the “Use of Proceeds” section of the Pricing Disclosure Package and the Final Offering Memorandum, the Company and the Guarantors, on a consolidated basis (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.
(z)	The Company has not and, to its knowledge after reasonable internal inquiry, no one acting on its behalf (excluding for such purposes, the Initial Purchasers) has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
(aa)	Assuming (i) the accuracy of the representations contained in Section 6 hereof (including, without limitation, the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales) and (ii) that the purchasers in the Exempt Resales are QIBs or non-U.S. persons (as defined under Regulation S of the Act), no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales.
(bb)	Assuming the accuracy of the representations contained in Section 6 hereof, the Securities are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Securities or the Conversion Shares have been offered, issued or sold by the Company or any of its respective affiliates within the six-month period immediately prior to the date hereof.
(cc)	The shares of Common Stock are registered pursuant to Section 12b of the Exchange Act and are listed on The Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from Nasdaq. Except as described in the Company’s periodic filings under the Exchange Act incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, the Company has not received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing.
(dd)	Neither of the Company nor any of its affiliates or other person acting on behalf of the Company has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchasers.

(ee)	Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, each of the Company, the Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA that the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company, the Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
(ff)	Other than as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) none of the employees of the Company or the Subsidiaries is represented by a labor union, and, to the knowledge of the Company after reasonable internal inquiry, no union organizing activities are taking place that could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Company or the Subsidiaries, or, to the knowledge of the Company, after reasonable internal inquiry, threatened against the Company or the Subsidiaries; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after reasonable internal inquiry, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, after reasonable internal inquiry, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.
(gg)	None of the Transactions or the application by the Company or any of the Subsidiaries of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).
(hh)	Neither the Company nor any of the Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any of the Subsidiaries, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act.
(ii)	The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the transactions contemplated in the Documents, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).
(jj)	Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable foreign, provincial, federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or local or foreign or provincial Environmental Laws or regulations requiring the Company or any of its Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(kk)	In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the indemnification for certain costs and liabilities that the Company or its Subsidiaries is entitled to receive from the Company’s former parent company, the Company has reasonably concluded that such associated costs would not, individually or in the aggregate, have a Material Adverse Effect on the Company’s business, operations or earnings.
The Company reviewed the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit arising from the Company’s or its Subsidiaries’ or any predecessors’ or formerly owned or operated properties or license or approval, any related constraints on operating activities and any potential liabilities to third parties). Based on such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect on the Company’s business, operations or earnings.
(ll)	As of the applicable Closing Date, except as provided in the Credit Agreement and the Indenture and as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, as of the applicable Closing Date, there will be no encumbrances or restrictions (other than under applicable law) on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.
(mm)	Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.
(nn)	Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.
(oo)	There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of The Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith.
(pp)	(i) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) and (ii) the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
(qq)	Ernst & Young LLP, the accountants who audited the 2008 financial statements incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and Deloitte & Touche LLP, the Company’s independent registered public accounting firm as of March 20, 2009, who audited the 2009 and 2010 financial statements incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum are independent public accountants as required by the Act and the regulations promulgated under the Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.
(rr)	No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Pricing Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

(ss)	The Company has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release or making any other public announcement referring to the Offering without an appropriate stabilization legend) which may result in the loss by the Initial Purchasers of the ability to rely on any stabilization safe harbour provided by the Financial Services Authority of the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”); such representation and warranty only to apply if any such stabilization safe harbor is, or was to become, applicable to the issuance of the Notes and on the basis that at the date of this Agreement no such safe harbor is available; provided, however, that an appropriate stabilization legend was not in the Preliminary Offering Memorandum or the Pricing Term Sheet. The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority of the United Kingdom, in particular the guidance contained in Section MAR 2 of the Financial Services Handbook.
(tt)	Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(uu)	The Company is subject to and is in full compliance in all material respects with the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.
(vv)	There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement on the issuance or sale by the Company of the Notes.
(ww)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and all subsequent documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after the date of this Agreement, incorporated by reference into the Pricing Disclosure Package and the Final Offering Memorandum (the “Incorporated Information”), complies or will comply in all material respects with all applicable requirements of the Exchange Act, including the rules and regulations promulgated thereunder, and the Incorporated Information does not and will not (as amended or supplemented, if amended or supplemented) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
(xx)	The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the

Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(yy)	Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(zz)	Each of the Company’s directors and executive officers listed in Exhibit D has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit B hereto (a “Lock-up Agreement”). Exhibit D hereto contains a true, complete and correct list of all directors and officers of the Company. All directors and executive officers who are required pursuant to this Agreement to execute and deliver a Lock-up Agreement are collectively hereinafter referred to as the “Locked-up Persons.”
          5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:
(a)	To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Pricing Disclosure Package, any Company Additional Written Communication, or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Pricing Disclosure Package, any Company Additional Written Communication, or the Final Offering Memorandum, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any state securities or Blue Sky laws, and (iii) if, at any time, any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
(b)	To (i) furnish the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Pricing Disclosure Package and the Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, reasonably determine may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).
(c)	Not to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum prior to the applicable Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial

Purchasers shall previously have been advised thereof and shall have provided their written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.
(d)	So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Pricing Disclosure Package and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Pricing Disclosure Package and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Pricing Disclosure Package and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Pricing Disclosure Package and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Pricing Disclosure Package or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.
(e)	To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales.
(f)	Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities and Conversion Shares, (D) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and (E) furnishing such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the

Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Company’s transfer agent and (vi) all costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities; provided that in no event shall the Company be responsible for the fees, disbursements or out-of-pocket expenses of counsel to the Initial Purchasers. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 is not satisfied, because this Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each case solely by reason of a default by the Initial Purchasers on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers for all reasonable fees, disbursements and out-of-pocket expenses, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures (including, without limitation, fees, disbursements and out-of-pocket expenses of counsel to the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.
(g)	To use the proceeds of the Offering in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”
(h)	To do and perform all things required to be done and performed under the Documents prior to and after the applicable Closing Date.
(i)	Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.
(j)	For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Act.
(k)	To comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.
(l)	For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national or foreign securities exchange on which any class of securities of the Company may be listed unless such reports or other communications are filed with the SEC and are publicly available.
(m)	Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements to the Pricing Disclosure Package and the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
(n)	During the one year period after the Initial Closing Date, to not, and to not permit any current or future Subsidiaries of either the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other “affiliates” (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act or a valid exemption from registration.
(o)	The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Securities, the sale thereof to the Initial Purchasers and the issuance of Conversion Shares.
(p)	To deliver to the Initial Purchasers on and as of the applicable Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and the good standing of the Company and its Subsidiaries in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(q)	To reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares issuable upon conversion of the Securities.
(r)	To list, subject to notice of issuance, the Conversion Shares on Nasdaq prior to the Initial Closing Date, and to maintain the continued listing of its Common Stock, including Conversion Shares on such exchange.
(s)	If any additional persons shall become directors or executive officers of the Company prior to the end of the D&O Lock-up Period (as defined in Exhibit B hereto), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.
(t)	Except as provided for in Section 3(c), the Company will not, during the period ending 90 days after the Initial Closing Date (as the same may be extended as described below, the “Company Lock-up Period”), without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any such other securities, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Conversion Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may issue shares of Common Stock or options to purchase shares of Common Stock, or issue shares of Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Pricing Disclosure Package and the Final Offering Memorandum, but only if the holders of such shares, options, or shares issued upon exercise of such options, to the extent that such holders are Locked-up Persons, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Company Lock-up Period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives). Notwithstanding the foregoing, if (i) during the last 17 days of the Company Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs and is publicly disclosed or otherwise becomes publicly known or (ii) prior to the expiration of the Company Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Company Lock-up Period, then in each case the Company Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension (which waiver may be withheld at the sole discretion of the Representatives), except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Company Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Conversion Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Initial Purchasers during the 15 days before or after the last day of the Company Lock-up Period (before giving effect to such extension). The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Company Lock-up Period.
          6. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers represents and warrants, severally and not jointly, that:
(a)	It is a QIB as defined in Rule 144A under the Act, and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Final Offering Memorandum.
(b)	It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, (A) persons reasonably believed by the Initial Purchasers to be QIBs or (B) non-U.S. persons reasonably believed by the Initial Purchasers to be a purchaser referred to in Regulation S under the Act and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Offering Memorandum.
(c)	No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

          7. Conditions. The obligations of the Initial Purchasers to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:
(a)	All the representations and warranties of the Company and the Subsidiaries contained in this Agreement and in each of the Documents to which it is a party shall be true and correct in all material respects (except that any representation or warranty that contains a materiality exception therein shall be true and correct in all respects) as of the date hereof and at the applicable Closing Date. On or prior to the applicable Closing Date, the Company and each other party to the Documents (other than the Initial Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect).

(b)	No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the applicable Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable internal inquiry, be pending as of the applicable Closing Date.

(c)	No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the applicable Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding other than as set forth in the Pricing Disclosure Package shall be pending or, to the knowledge of the Company after reasonable internal inquiry, threatened other than Proceedings that (i) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, and (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(d)	Subsequent to the respective dates as of which data and information is given in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) there shall not have been any Material Adverse Change which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum.

(e)	On or after the date hereof and on or prior to the applicable Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any negative change, nor shall any notice have been given of any potential or intended negative change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(f)	The Initial Purchasers shall have received on the applicable Closing Date:
(i)	certificates dated the applicable Closing Date, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (A) the representations and warranties set forth in Section 4 hereof, and in each of the Documents that are not qualified by materiality were true and correct in all material respects as of the Applicable Time and are true and correct in all material respects as of the applicable Closing Date with the same force and effect as though expressly made at and as of the applicable Closing Date, (B) the representations and warranties set forth in Section 4 hereof and in each of the Documents that are qualified by materiality were true and correct in all respects as of the Applicable Time and are true and correct in all respects as of the applicable Closing Date, with the same force and effect as though expressly made at and as of the Closing Date, (C) the Company has performed and complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, (D) at the applicable Closing Date, since the Applicable Time or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Memorandum and except as described in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), to the knowledge of such officers, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (E since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Pricing Disclosure Package and the Final Offering Memorandum or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (F) the sale of the Securities has not been enjoined (temporarily or permanently);
(ii)	a certificate, dated the applicable Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Initial Purchasers may reasonably request;
(iii)	a certificate of solvency, dated the applicable Closing Date, executed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchasers or their counsel;
(iv)	the opinion of Holland & Knight LLP, counsel to the Company, dated the applicable Closing Date, in the form of Exhibit A attached hereto, and negative assurance letter;
(v)	Pennsylvania counsel to the Company, who shall be reasonably satisfactory to the Representatives, shall have furnished to the Initial Purchasers, at the request of the Company, its written opinion, dated the applicable Closing Date and addressed to the Initial Purchasers, substantially in the form of Exhibit C hereto;

(vi)	an opinion and negative assurance letter, dated the applicable Closing Date, of Proskauer Rose LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions and negative assurance letters; and
(vii)	a certificate from the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers as to (i) the accuracy of certain financial data, contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, which numbers shall be set forth in a schedule attached to such certificate, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA and (ii) the accuracy of certain financial data related to Danfoss Bauer GmbH.
(g)	The Initial Purchasers shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP, independent auditors, with respect to the Company, (A) a comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the financial statements and certain financial information contained in or incorporated by reference to the Pricing Disclosure Package and the Final Offering Memorandum, and (B) a comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, to the effect that Deloitte & Touche LLP and Ernst & Young LLP, respectively, each reaffirms the statements made in its letter furnished pursuant to clause (A).
(h)	The Company shall have filed with Nasdaq an application for the listing of the Conversion Shares.
(i)	Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchasers shall have received a fully executed original of each Document.
(j)	The Initial Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.
(k)	The terms of each Document shall conform in all material respects to the description thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
(l)	The Representatives shall have received an executed Lock-up Agreement from each Locked-up Person.
          8. Indemnification and Contribution.
(a)	The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, their affiliates, directors, officers and employees, and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchasers, their affiliates, directors, officers and employees or such controlling persons may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto);

(ii)	the omission or alleged omission to state, in the Preliminary Offering Memorandum the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein or breach of applicable law;
and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchasers, their affiliates, directors, officers, employees and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage or liability resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with the Furnished Information. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.
(b)	Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages or liabilities (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Furnished Information furnished by such Initial Purchaser; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company or its agents specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum or any amendment or supplement thereto, is the Furnished Information. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)	As promptly as reasonably practicable after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d)	No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action is settled with its written consent, or if there is a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
(e)	In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.
(f)	The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchasers under this Agreement, less the aggregate amount of any damages that such Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer of the Company and the Guarantors and each person, if any, who controls either of the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.
          9. Termination. The Initial Purchasers may terminate this Agreement at any time prior to the applicable Closing Date by written notice to the Company if any of the following has occurred:
(a)	since the date hereof, any Material Adverse Effect or development involving or expected to result in a prospective Material Adverse Effect that could, in the Representatives’ sole judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities;
(b)	the failure of the Company or the Guarantors to satisfy the conditions contained in Section 7(a) hereof on or prior to the applicable Closing Date;
(c)	any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Representatives’ sole judgment, impracticable or inadvisable to market or proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum or to enforce contracts for the sale of any of the Securities;
(d)	trading in the Company’s common stock shall have been suspended by the SEC or Nasdaq or the suspension or limitation of trading generally in securities on the New York Stock Exchange or Nasdaq or any setting of limitations on prices for securities on any such exchange;
(e)	the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchasers’ counsel’s sole opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;
(f)	any securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act;
(g)	the representation and warranty contained in the first sentence of Section 4(a) of this Agreement is incorrect in any way; or
(h)	the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Representatives’ opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

          10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.
          11. Defaulting Initial Purchaser. If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
          12. No Fiduciary Duty. The Company hereby acknowledges that the Initial Purchasers are acting solely in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
          13. Miscellaneous.
(a)	Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: 300 Granite Street, Suite 201, Braintree, Massachusetts, 02184, Attention: Glenn E. Deegan, Esq., with a copy to: Holland & Knight LLP, 701 Brickell Avenue, Suite 3000, Miami, Florida 33131, Attention: Rodney H. Bell, Esq. and (ii) if to the Initial Purchasers, to: (A) Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, New York 10022,

Attention: General Counsel and (B) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, 4th Floor, Fax: 212-622-835; with a copy to: Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, Attention: Frank J. Lopez, Esq. (or in any case to such other address as the person to be notified may have requested in writing).
(b)	This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Guarantors, the Initial Purchasers and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.
(c)	THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
(d)	EACH OF THE COMPANY AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(e)	This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
(f)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(g)	If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)	This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(i)	Any action by the Initial Purchasers hereunder may be taken by Jefferies or J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by Jefferies or J.P. Morgan Securities LLC shall be binding upon each of the Initial Purchasers; provided, however, that (i) any waiver pursuant to Section 5(t) hereof or any waiver of a Lock-up Agreement must be consented to by both Jefferies and J.P. Morgan Securities LLC as provided for therein and (ii) only J.P. Morgan Securities LLC may act on behalf of the several Initial Purchasers with respect to any action relating to the stabilization of the Notes.
[Remainder of page intentionally left blank]

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.

Very truly yours, ALTRA HOLDINGS, INC.
By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

ALTRA BAUER LLC
ALTRA INDUSTRIAL MOTION, INC.
AMERICAN ENTERPRISES MPT CORP.
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
BOSTON GEAR LLC
FORMSPRAG LLC
INERTIA DYNAMICS LLC
KILIAN MANUFACTURING CORPORATION
NUTTALL GEAR LLC
WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED
TB WOOD’S ENTERPRISES, INC.

By:	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Secretary

Accepted and Agreed to: JEFFERIES & COMPANY, INC.
By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Karin Ross
	Name:	Karin Ross
	Title:	Vice President

SCHEDULE I
INITIAL PURCHASERS

Initial Purchasers	Principal Amount

Jefferies & Company, Inc.	$31,875,000
J.P. Morgan Securities LLC	$31,875,000
Robert W. Baird & Co. Incorporated	$3,750,000
KeyBanc Capital Markets, Inc.	$3,750,000
Stephens Inc.	$3,750,000
Total	$75,000,000

SCHEDULE II
PRICING TERM SHEET
Dated March 1, 2011
Altra Holdings, Inc.
Offering of
$75,000,000
2.75% Convertible Senior Notes due 2031
The information in this pricing term sheet supplements Altra Holdings, Inc.’s preliminary offering memorandum, dated March 1, 2011 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Altra Holdings, Inc., a Delaware corporation

Ticker / Exchange for Common Stock:	AIMC / The NASDAQ Global Select Market (“NasdaqGS”).

Trade Date:	March 2, 2011

Settlement Date:	March 7, 2011

Notes:	2.75% Convertible Senior Notes due 2031 (the “Notes”)

Aggregate Principal Amount Offered:	$75.0 million aggregate principal amount of Notes ($85.0 million if the initial purchasers exercise their overallotment option in full)

Offering Price:	100% of the principal amount, plus accrued interest, if any, from March 7, 2011

Maturity Date:	March 1, 2031, unless earlier converted, redeemed or repurchased

Annual Interest Rate:	2.75% per annum

Interest Payment Dates:	Each March 1 and September 1, beginning on September 1, 2011

Record Dates:	February 15 and August 15 of each year

NasdaqGS Last Reported Sale Price of the Issuer’s Common Stock on March 1, 2011:	$20.52 per share

Conversion Premium:	35.00% of the NasdaqGS Last Reported Sale Price of the Issuer’s common stock on March 1, 2011

Initial Conversion Price:	Approximately $27.70 per share of the Issuer’s common stock

Initial Conversion Rate:	36.0985 shares of the Issuer’s common stock per $1,000 principal amount of Notes

Use of Proceeds:	The Issuer intends to apply approximately $72.1 million (or approximately $81.8 million if the initial purchasers’ overallotment option is exercised in full) of the net proceeds of this offering to pay the purchase price of €43.1 million, or approximately $58.2 million, for the Bauer Acquisition (as defined in the Preliminary Offering Memorandum), to pay approximately $3.0 million in fees and expenses related to this offering and for other general corporate purposes, including potential acquisitions. This offering is not contingent on the completion of the Bauer Acquisition.

Optional Redemption:	The Issuer may not redeem the Notes prior to March 1, 2015.

On or after March 1, 2015, the Issuer may redeem for cash all or part of the Notes but only if the last reported sale price of the Issuer’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date the Issuer provides the notice of redemption exceeds 130% of the conversion price in effect on each such trading day. The redemption price will equal the sum of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole premium” payment in cash, shares of the Issuer’s common stock or a combination of cash and shares of the Issuer’s common stock, at the Issuer’s option, equal to the sum of the present values of the remaining scheduled payments of interest on the notes to be redeemed through March 1, 2018 (excluding interest accrued to, but excluding, the redemption date).

On or after March 1, 2018, the Issuer may redeem for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the redemption date.

Purchase of Notes by the Issuer at the Option of the Holder:	Holders may require the Issuer to repurchase the Notes in whole or in part for cash on March 1, 2018, March 1, 2021 and March 1, 2026 (each, an “option repurchase date”) at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the option repurchase date.

Fundamental Changes:	If the Issuer undergoes a fundamental change, holders may require the Issuer to repurchase the Notes in whole or in part for cash at a fundamental change repurchase price of 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but not including, the fundamental change repurchase date.

Ranking:	The Notes will be senior unsecured obligations of the Issuer. The Notes and the subsidiary guarantees will rank: (1) equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior unsecured indebtedness; (2) effectively junior in right of payment to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness, including any borrowings under the Issuer’s credit facilities and the Issuer’s senior secured notes, to the extent of the asset securing such indebtedness; (3) effectively junior to all of the liabilities of the Issuer’s subsidiaries that have not guaranteed the Notes; and (4) senior in right of payment to any future subordinated indebtedness of the Issuer and the Issuer’s guarantors.

Guarantors:	The Notes and the Issuer’s obligations will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Issuer’s existing and future domestic restricted subsidiaries.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Joint Book-Running Managers:	Jefferies & Company, Inc. J.P. Morgan Securities LLC

Co-Managers	Robert W. Baird & Co. Incorporated KeyBanc Capital Markets Inc. Stephens Inc.

Listing:	There is no plan to list the Notes on any securities exchange.

2

CUSIP:	02208R AC0

ISIN:	US02208RAC07

Adjustment to Conversion Rate upon a Make-Whole Fundamental Change:	The number of additional shares by which the applicable conversion rate for the Notes will be increased for conversions in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change occurs or becomes effective (the “effective date”) and the price paid (or deemed to be paid) per share of common stock in such make-whole fundamental change (the “stock price”).

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate in effect immediately prior to the adjustment giving rise to the stock price adjustment, and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “Description of Notes—Conversion rate adjustments.”

The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of the Notes:

	Stock Price
Effective Date	$20.52	$23.50	$27.70	$30.00	$36.01	$40.00	$50.00	$60.00	$75.00	$90.00

March 7, 2011	12.6344	10.0016	7.5166	6.5447	4.7723	3.9864	2.7343	2.0156	1.3809	0.9970
March 1, 2012	12.6344	9.9891	7.3657	6.3586	4.5528	3.7724	2.5672	1.9013	1.3292	0.9884
March 1, 2013	12.6344	9.8768	7.0951	6.0472	4.2143	3.4515	2.3253	1.7373	1.2500	0.9625
March 1, 2014	12.6344	9.7052	6.6968	5.5841	3.7120	2.9801	1.9905	1.5254	1.1516	0.9248
March 1, 2015	12.6344	9.5093	6.2198	4.9992	2.9309	2.1771	1.5804	1.3164	1.0530	0.8774
March 1, 2016	12.6344	8.9959	5.4040	4.0977	1.9426	1.3401	1.0703	0.8919	0.7136	0.5946
March 1, 2017	12.6344	8.0508	4.2307	2.9568	1.0683	0.6758	0.5359	0.4466	0.3573	0.2977
March 1, 2018	12.6344	6.4547	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $90.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $20.52 per share (subject to adjustment), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion of the Notes exceed 48.7329 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under the heading “Description of Notes—Conversion rate adjustments.”

3

This communication is intended for the sole use of the person to whom it is provided by the sender.
You should rely on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes.
Each of this pricing term sheet and the Preliminary Offering Memorandum do not offer to sell or ask for offers to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the Notes.
The offer and sale of the Notes and any common stock issuable upon conversion of the Notes has not been, and will not be, registered under the Securities Act or the securities laws of any jurisdiction. As a result, the Notes and any common stock issuable upon the conversion of the Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Accordingly, the initial purchasers are offering the Notes only to “qualified institutional buyers” (as defined under Rule 144A under the Securities Act (“Rule 144A”)) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

4

SCHEDULE III
LIST OF SUBSIDIARIES

- Altra Industrial Motion, Inc.	Delaware
- American Enterprises MPT Corp.	Delaware
- Nuttall Gear LLC,	Delaware
- American Enterprises MPT Holdings, LLC	Delaware
- Ameridrives International, LLC	Delaware
- Formsprag LLC	Delaware
- Warner Electric LLC	Delaware
- Warner Electric Technology LLC	Delaware
- Boston Gear LLC	Delaware
- Altra Bauer LLC	Delaware
- Kilian Manufacturing Corporation	Delaware
- 3091780 Nova Scotia Company*	Nova Scotia, Canada
- Kilian Canada, ULC*	Nova Scotia, Canada
- Warner Electric International Holding, Inc.	Delaware
- Warner Electric (Holding) SAS*	France
- Warner Electric Europe SAS*	France
- Warner Electric Group GmbH*	Germany
- Warner Electric Verwaltungs GmbH*	Germany
- Stieber GmbH*	Germany
- Warner Electric (Netherlands) Holding, B.V.*	Netherlands
- Warner Electric Australia Pty. Ltd.*	Australia
- Warner Shui Hing Limited, (HK)*	Hong Kong
- Warner Electric (Singapore), Ltd.*	Singapore
- Warner Electric (Taiwan) Ltd.*	Taiwan
- Warner Electric (Thailand) Ltd.*	Thailand
- Warner Electric UK Group Ltd.*	United Kingdom
- Warner Electric UK Holding, Ltd.*	United Kingdom
- Wichita Company Ltd.*	United Kingdom
- Altra Industrial Motion Netherlands C.V.*	Netherlands
- Altra Industrial Motion Netherlands B.V.*	Netherlands
- Blitz S11-131 GMBH*	Germany
- TB Wood’s Corporation	Delaware
- TB Wood’s Incorporated	Pennsylvania
- Plant Engineering Consultants, LLC	Tennessee
- T.B. Wood’s Canada Ltd.*	Canada
- Industrial Blaju, S.A. de C.V.*	Mexico
- TB Wood’s Enterprises, Inc.	Delaware
- Hay Hall Holdings Ltd.*	United Kingdom
- The Hay Hall Group Ltd.*	United Kingdom
- Matrix International, Ltd.*	United Kingdom
- Matrix International GmbH*	Germany
- Inertia Dynamics, LLC	Delaware
- Bibby Group Ltd.*	United Kingdom
- Bibby Transmissions Ltd.*	United Kingdom
- Bibby Turboflex SA*	South Africa
- Turboflex Ltd.*	United Kingdom
- Torsiflex Ltd.*	United Kingdom
- Rathi Turboflex Pty Ltd*	India

- Huco Power Transmission, Ltd.*	United Kingdom
- Huco Engineering Industries Ltd.*	United Kingdom
- Dynatork Air Motors Ltd.*	United Kingdom
- Dynatork, Ltd.*	United Kingdom
- Twiflex Ltd.*	United Kingdom
- Saftek Ltd.*	United Kingdom

*	Foreign Restricted Subsidiary (as defined in the Indenture).

EXHIBIT A
FORM OF OPINION OF
HOLLAND & KNIGHT LLP
     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. Each Covered Guarantor is a corporation or limited liability company, as the case may be, validly existing and in good standing under the laws of the State of Delaware.
     2. The Company and each Covered Guarantor has full corporate power and authority to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to take and has duly taken all action necessary under their respective governing instruments to authorize the execution, delivery and performance of each Transaction Document to which it is a party and to consummate the transactions contemplated thereby.
     3. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and each Covered Guarantor.
     4. The Indenture has been duly authorized, executed and delivered by the Company and each Covered Guarantor and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, is a legally valid and binding agreement of the Company and the Covered Guarantors, enforceable against the Company and each Covered Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. Notwithstanding the foregoing, we express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.
     5. The Notes have been duly authorized, executed and delivered by the Company and, assuming the due authentication of the Notes by the Trustee in accordance with the terms of the Indenture and payment and delivery of the Notes in accordance with the Purchase Agreement, the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. Notwithstanding the foregoing, we express no opinion as to the validity, legally binding effect or enforceability of any provision of the Notes that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.
     6. The Guarantees been duly authorized, executed and delivered by the Covered Guarantors and, assuming the due authentication of the Notes by the Trustee in accordance with the terms of the Indenture and payment and delivery of the Notes in accordance with the Purchase Agreement, the Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, preference, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     7. The Conversion Shares reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, assuming no change in relevant facts, when issued upon conversion of the Notes in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights under the Company’s Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or under Delaware law.
     8. To our knowledge, the authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, or employee benefits plans referred to in the Pricing Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package and the Final Offering Memorandum). To our knowledge, each of the outstanding shares of capital stock and membership interests, as the case may be, of the Company and the Covered Guarantors have been duly authorized and validly issued, are fully paid and non-assessable, and to our knowledge, were not issued in violation of any preemptive or similar rights, and to our knowledge, the outstanding shares of capital stock and membership interests, as the case may be, of the Covered Guarantors are owned, directly or indirectly, by the Company or the Covered Guarantors, as the case may be, free and clear of all security interests, liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions) or voting (other than Permitted Liens).
     9. The Securities are in the form contemplated by the Indenture. The Securities, when executed and delivered by the Company and the Covered Guarantors in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of such guarantees by the Trustee in accordance with the Indenture), will be entitled to the benefits of the Indenture.
     10. When executed and delivered, the Transaction Documents will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum.
     11. To our knowledge, no Proceeding is pending or threatened against or affecting the Company or any of the Covered Guarantors that (i) seeks to or does restrain, enjoin, prevent the consummation of or otherwise questions the validity or legality of the Transaction Documents or any of the transactions contemplated therein, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. To our knowledge, neither the Company, nor any Covered Guarantor, is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     12. The execution and delivery by the Company and each Covered Guarantor of each Transaction Document to which it is a party does not, and the performance by each of the Company and the Covered Guarantors of its obligations thereunder, including the issuance and sale of the Securities to the Initial Purchasers, and the transactions contemplated thereby (including the issuance of the Conversion Shares upon conversion thereof), will not (i) conflict with, or result in a violation or breach of, any of the provisions of the Charter Documents of the Company or any Covered Guarantor; (ii) conflict with or violate any United States federal or state law, rule or regulation to be applicable to the Company or any Covered Guarantor, or any order, judgment or decree known to us to be applicable to the

Company, any Covered Guarantor or the Transaction Documents or by which any property or asset of the Company or any Covered Guarantor is or may be bound; or (iii) conflict with, or result in a violation or breach of, any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under (A) any loan or credit agreement, indenture (including, without limitation, the Indenture), mortgage, note or other material agreement or instrument known to us to which the Company or any Covered Guarantor is a party or by which they or any of their properties or assets is or may be bound or (B) any material agreement or instrument listed as an exhibit to the Annual Report on the Form 10-K for the year ended December 31, 2010 of the Company, except in the case of (ii) or (iii) above, where such breach, conflict, violation or default would not result in a Material Adverse Effect.
     13. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, is required for the issuance and sale by the Company of the Securities to the Initial Purchasers, the execution, delivery or performance by the Company or the Covered Guarantors of any Transaction Document to which it is a party or for the consummation of the transactions contemplated by the Transaction Documents (including the issuance of the Conversion Shares upon conversion thereof), except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers.
     “Governmental Authorization” means any judgment, order or decree, consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to any Governmental Authority.
     14. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” and “Description of Certain Indebtedness,” to the extent that such information constitutes a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings. The statements under the caption “Material United States Federal Tax Considerations,” in the Pricing Disclosure Package and the Final Offering Memorandum, insofar as such statements summarize certain federal income and estate tax laws of the United States, constitute a fair summary of the principal U.S. federal income and estate tax consequences of an investment in the Securities
     15. No registration under the Act of the Securities is required in connection with the issuance and sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement and the Pricing Disclosure Package and the Final Offering Memorandum or in connection with the initial resale of the Securities by any Initial Purchaser in accordance with the Purchase Agreement, and the Indenture is not required to be qualified under the TIA, assuming (i) (A) that the purchasers who buy the Securities in the initial resale thereof are “qualified institutional buyers” as defined in Rule 144A promulgated under the Act, (B) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or (C) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S; and (ii) the accuracy of each Initial Purchaser’s representations in Section 6 of the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of the Securities to the Initial Purchasers and the initial resale thereof.
     16. The issuance and sale by the Company of the Securities as contemplated by the Purchase Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     17. The documents incorporated by reference in the Final Offering Memorandum (other than the financial statements and supporting schedules and the other financial data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act.
     18. Neither the Company nor any Covered Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Final Offering Memorandum, will be an “investment company” (as defined in the Investment Company Act) or a subsidiary thereof.
     19. The Indenture complies with the TIA.

EXHIBIT B
FORM OF LOCK-UP LETTER AGREEMENT
[                     ], 2011
Jefferies & Company, Inc.
J.P. Morgan Securities LLC
As Representatives of the several Initial Purchasers
named in Schedule I of the Purchase Agreement
c/o Jefferies & Company, Inc.
520 Madison Avenue, 10th Floor
New York, New York 10022
and
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Dear Sirs:
     The undersigned, a shareholder and an officer and/or director of Altra Holdings, Inc., a Delaware corporation (the “Company”), understands that Jefferies & Company, Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers (the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S under the Securities Act of Convertible Senior Notes due 2031 of the Company (the “Initial Securities”) and the grant by the Company to the Initial Purchasers of the option to purchase additional Convertible Senior Notes due 2031 (the “Optional Securities”). The Initial Securities, together with the Optional Securities, are collectively referred to as the “Securities”. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any such other securities, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date that is 60 days after the Initial Closing Date (the “D&O Lock-up Period”); provided, however, (i) beginning on the 7th day after the Initial Closing Date, Locked-up Persons may sell, transfer or dispose of, in the aggregate and not individually, up to 100,000 shares of Common Stock without the prior written consent of the Representatives and (ii) beginning on the 12th day after the Initial Closing Date, Locked-up Persons may sell, transfer or dispose of, in the aggregate and not individually, up to 265,000 shares of Common Stock (inclusive of any shares of Common Stock sold, transferred or disposed of by Locked-up Persons between the 7th and 12th day following the Initial Closing Date) without the prior written consent of the Representatives. Notwithstanding the foregoing, if (i) during the last 17 days of the D&O Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs and is publicly disclosed or otherwise becomes publicly known or (ii) prior to the expiration of the D&O Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the D&O Lock-up Period, then in each case, the D&O Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the D&O Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Shares are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Initial Purchasers during the 15 days before or after the last day of the D&O Lock-up Period (before giving effect to such extension); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during is lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to the Representatives an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter agreement (this “Agreement”), and there shall be no further transfer of such shares of Common Stock, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the D&O Lock-up Period pursuant to the preceding sentence will be delivered by the Representatives to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. For purposes of this paragraph, “immediate family” shall mean the spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor. The restrictions set forth in this Agreement shall not apply to the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act; provided, however, that no sales shall be made pursuant to such trading plan during the D&O Lock-up Period except as otherwise permitted by this Agreement.
     The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Agreement.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Act of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement thereof. This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. However, it is understood that, (i) if the Company notifies the Representatives in writing that it does not intend to proceed with the Offering or (ii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Securities to be sold thereunder, this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this Agreement.
Yours very truly,

EXHIBIT C
FORM OF OPINION OF
PENNSYLVANNIA COUNSEL
     1. TB Wood’s Incorporated (“TB Wood’s”) is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania.
     2. TB Wood’s has corporate power and authority to conduct its businesses as described in the Pricing Disclosure Package and the Final Offering Memorandum and to take, and has duly taken, all action necessary under its respective governing instruments to authorize the execution, delivery and performance of each Document to which it is a party and to consummate the transactions contemplated thereby, and has duly executed and delivered each Document to which it is a party.
     3. Each Document to which TB Wood’s is a party constitutes a legal, valid and binding obligation of TB Wood’s, enforceable against TB Wood’s in accordance with its terms.
     4. Each of the outstanding shares of capital stock of TB Wood’s has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, was not issued in violation of any preemptive or similar rights and is owned, to our knowledge, directly or indirectly, by the Company or the Guarantors, as the case may be, free and clear of all security interests (that can be perfected by filing under Division 9 of the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania), liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain domestic or foreign jurisdictions) or voting (other than Permitted Liens).
     5. No Governmental Authorization (as defined below) or consent, approval authorization or order of any third party, is required for the execution, delivery or performance by TB Wood’s of any Document to which it is a party or for the consummation of the transactions contemplated by the Documents, except such as have been obtained and such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchaser,
     6. The choice of New York law to govern the construction and interpretation of the Documents is a valid and effective choice of law under the laws of the Commonwealth of Pennsylvania and adherence to existing judicial precedents under Pennsylvania law would require courts sitting in the Commonwealth of Pennsylvania to abide by such choice of law, provided that such courts would find that the laws of the State of New York, as so applied, are not contrary to the public policy of the Commonwealth of Pennsylvania.
     7. The execution and delivery by TB Wood’s of each Document to which it is a party does not, and the performance by TB Wood’s of its obligations thereunder, and the transactions contemplated thereby, will not (i) result in a violation or breach of, (A) any of the provisions of the Charter Documents of TB Wood’s, (B) any provisions of any Commonwealth of Pennsylvania statute, rule or regulation known to us to be applicable to TB Wood’s, or (C) violate any judgment or order of any Pennsylvania governmental authority known to us and binding upon TB Wood’s.

C-1

EXHIBIT D
DIRECTORS AND OFFICERS

Name	Position
Michael L. Hurt	Executive Chairman and Chairman of the Board

Carl R. Christenson	President and Chief Executive Officer, Director

Christian Storch	Vice President and Chief Financial Officer

Glenn E. Deegan	Vice President, Legal and Human Resources, General Counsel and Secretary

Gerald P. Ferris	Vice President of Global Sales

Todd B. Patriacca	Vice President of Finance, Corporate Controller and Treasurer

Craig Schuele	Vice President of Marketing and Business Development

Edmund M. Carpenter	Director

Lyle G. Ganske	Director

Michael S. Lipscomb	Director

Larry McPherson	Director

James H. Woodward Jr.	Director

D-1